Exhibit 3.2

                                     BY-LAWS

                                       OF

                     NORTH AMERICAN INSURANCE LEADERS, INC.



                                   ARTICLE I

                                     OFFICES

     Section 1.1. Registered Office. The registered office of North
American Insurance Leaders, Inc. (the "Corporation") within the State of Delaware shall be located at the principal place of business of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

     Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1. Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board of Directors or by the waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of Delaware.

     Section 2.2. Annual Meetings. The annual meeting of stockholders for the election of directors, and for the transaction of such other business as may properly come before such meeting, shall be held at such time on such day, other than a legal holiday, as the Board of Directors determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect directors, by a plurality vote, and transact such other business as may properly come before the meeting.

     Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board or the President. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof in compliance with Section 2.4.

     Section 2.4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction the meeting is called. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed not less than ten (10) or more than sixty (60) days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the Corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 4.1 hereof.

     Section 2.5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at any meeting of stockholders, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at such meeting. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof. Where a separate vote by a class or classes or series is required, except where otherwise provided by law or by the Certificate of Incorporation or these Bylaws, holders of a majority of the issued and outstanding stock of such class or classes or series, represented in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

     Section 2.6. Voting. Except as provided by law or by the Certificate of Incorporation of the Corporation, at each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

     Section 2.7. Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

     Section 2.8. Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

     Section 2.9. Notice of Business. The provisions of this Section 2.9 shall apply from and after the closing date of the initial public offering of shares of Common Stock by the Corporation (the "IPO"). At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.9 who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder's notice shall set forth, as to each matter the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by such stockholder and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection which such business and any material interest of such stockholder in such business. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this
Section 2.9, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, (i) a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9 and (ii) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 2.10.

     Section 2.10. Nomination of Directors. The provisions of this Section 2.10 shall apply from and after the closing date of the IPO. Only persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice of nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder's notice of nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice of nomination (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to bet set forth in a stockholder's notice of nomination which pertains to the nominee. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10 or Section 3.6. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 2.10, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Number. The number of directors of the Corporation, which shall constitute the entire Board of Directors, shall initially be fixed by the Incorporator and thereafter from time to time by a vote of a majority of the entire Board of Directors and shall be not less than one (1) nor more than fifteen (15).

     Section 3.2. Election and Term. From and after the effective date of the IPO, the election and term of any directors shall be governed by the Certificate of Incorporation of the Corporation.

     Section 3.3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and
(b) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

     Section 3.4. Resignations. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

     Section 3.5. Newly Created Directorship and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular course of business and until his successor has been elected and qualified.

     Section 3.6. Place of Meetings. Except as otherwise provided in these By-Laws, meetings of the Board of Directors may be held at such places, either within or without the State of Delaware, as the Board of Directors may designate from time to time.

     Section 3.7. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors as hereafter provided in Section 3.11 of these By-Laws, or as shall in specified in waiver of notice.

     Section 3.8. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 3.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Secretary upon the written request of a majority of the directors. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.10. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the

Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

     Section 3.11. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

     Section 3.12. Organization. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

     (i) the Chairman; and

     (ii) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     Section 3.13. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

     Section 3.14. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State of Delaware, at such place or places as they may from time to time determine.

     Section 3.15. Telephone Participation. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 3.16. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, each consisting of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent or disqualified member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution designating such committee, shall have and may exercise all the powers and authority of the Board of Directors with respect to all matters; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware ("General Corporation Law"), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

     Section 3.17. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors may determine the compensation of directors. In addition, as determined by the Board of Directors, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     WAIVER

     Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. Executive Officers. The executive officers of the Corporation shall be the Chairman of the Board, a President and a Secretary. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected. The Board of Directors may also elect or appoint such other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board of Directors determines.

     Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including Executive Vice Presidents, Vice Presidents, Treasurer, General Counsel, Assistant Vice Presidents and Assistant Secretaries, as it shall at any time or from time to time deem necessary or advisable.

     Section 5.3. Authority and Duties. All officers shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

     Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

     Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

     Section 5.6. Chairman of the Board. At the determination of the Board of Directors, the Chairman of the Board shall have general charge of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall preside at all meetings of the stockholders and directors. The Chairman of the Board shall perform such other duties as are properly required of him by the Board of Directors.

     Section 5.7. The President. The President shall be the chief operating officer and shall perform such other duties as are properly required of him by the Board of Directors.

     Section 5.8. Secretary. The Secretary shall, to the extent practicable, attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; the Secretary shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be the custodian of the records and of the corporate seal or seals of the Corporation; the Secretary shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by the Secretary's signature; and in general, the Secretary shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

     Section 5.9. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board of Directors. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors or the Chairman shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

     Section 5.10. Other Officers. The Board of Directors may also elect or may delegate to the Chairman or the President the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chairman or the President, if he shall have appointed them, may from time to time prescribe.

                                   ARTICLE VI

           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

     Section 6.1. Form and Signature. The shares of the Corporation shall be represented by a certificate signed by the Chairman of the Board, President, or any Vice President and by the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or classes or series of stock shall be uncertified shares; provided further that any such resolution shall not apply to any shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, upon request, every holder of uncertified shares shall be entitled to have a certificate signed by or in the name of the Corporation representing the number of shares in registered certificate form. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares shall state upon its face
(a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be lawful or appropriate.

     Section 6.2. Registered Stockholders. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

     Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, the old certificate shall be cancelled and the transaction shall be recorded upon the stock ledger of the Corporation.

     Section 6.4. Lost, Mutilated, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner's legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty
(60) days prior to any other action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.6. Regulations. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 7.1. Dividends and Distributions. Except as otherwise provided by law or the Certificate of Incorporation, dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the law and the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

     Section 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

     Section 7.3. Seal. The Board of Directors may approve and adopt a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 7.5. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                  ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

     Section 8.1. Indemnification by Corporation. The Indemnification of directors, officers and other persons shall be as provided in the Certificate of Incorporation.

                                   ARTICLE IX

                             ADOPTION AND AMENDMENTS

     Section 9.1. Power to Amend. Except as hereinafter provided, the Board of Directors shall have power to amend, repeal or adopt By-Laws by a majority vote of the directors. Except as otherwise permitted by law, any By-Law adopted by the Board of Directors may be amended or repealed at a stockholders' meeting by vote of the holders of a majority of the shares entitled, at that time, to vote for the election of directors. If any By-Law regulating any impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.